Exhibit 99.1

May 16, 2001

Securities and Exchange Commission
Washington, D.C. 20549

Ladies and Gentlemen:

         We have read "Changes in and Disagreements with Accountants on Accounting and Financial Disclosure" included in the attached Form 10-KSB dated May 16, 2001 of Logistics Management Resources, Inc. to be filed with Securities and Exchange Commission and are in agreement with the statements contained therein.

Very truly yours,

 /s/ Pascale, Razzino, Alexanderson & Co. PLLC